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                                                                   Exhibit 99.1

COMPANY PRESS RELEASE
SYNOVA HEALTHCARE GROUP, INC.                             TRADING SYMBOL (SNVH)
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FOR IMMEDIATE RELEASE


       SYNOVA HEALTHCARE ENTERS INTO EXCLUSIVE DISTRIBUTION AGREEMENT WITH
                       QUANTRX(R) BIOMEDICAL CORPORATION

MEDIA, PA (July 13, 2006) - Synova Healthcare, Inc., a subsidiary of Synova Healthcare Group, Inc. (OTC BB: SNVH), has entered into an exclusive distribution agreement with QuantRx(R) Biomedical Corporation, a medical technology company with products targeting worldwide health needs. Under the terms of the agreement, Synova has the exclusive right to market for a minimum of five years a novel product for the treatment and relief of hemorrhoids in the United States.

According to the National Digestive Diseases Information Clearinghouse (NDDIC), half the U.S. population will experience hemorrhoids by the age of 50. Currently, there are more than 12.5 million people suffering from hemorrhoids, with an OTC market estimated at $300 million in the US.

"For women, hemorrhoids are particularly prevalent during the third trimester of pregnancy," said Stephen E. King, Chairman and CEO of Synova Healthcare Group. "This partnership with QuantRx(R) represents a key strategic initiative for Synova, as we expect the introduction of this unique hemorrhoid product to further Synova's efforts to continually bring innovative products to market aimed at addressing the healthcare needs for every stage of a woman's reproductive life."


ABOUT SYNOVA HEALTHCARE GROUP, INC.

Synova Healthcare Group, Inc., through its subsidiaries Synova Healthcare, Inc. and Synova Pre-Natal Healthcare, Inc., is focused on the development, distribution, marketing and sale of non-invasive medical diagnostic tests that allow consumers and healthcare professionals to rapidly and accurately diagnose and monitor the onset of certain medical conditions. The Company's efforts are currently concentrated in the women's healthcare sector. Its goal is to supplant traditional, more invasive, and costly diagnostic testing techniques, such as blood or serum assays, by offering rapid, non-invasive test alternatives. The Company's products afford consumers discreet use from home, and allow clinicians to offer streamlined healthcare services by providing rapid and accurate test results from within their offices. For further information, please visit the company's website at www.synovahealthcare.com.




                                     -more-


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                                      -2-                         July 13, 2006


ABOUT QUANTRX(R) BIOMEDICAL CORPORATION

QuantRx(R) Biomedical Corporation is a medical technology company with products targeting worldwide health needs. QuantRx(R) Biomedical Corporation has developed a broad spectrum of intellectual property targeted to its three proprietary business lines: the patented inSync(R) miniform Interlabial PAD
(ILP), Rapido Sense(R) technology, and the PADKit(R) Sample Collection System. According to QuantRx, the company also holds significant positions in FluorPharma, a molecular imaging company and GUSA, a Microarray Detection for DNA technology.

CONTACTS:

Synova Healthcare Group, Inc.                    The Investor Relations Group
-----------------------------                    ----------------------------
Robert Edwards                                   Katrine Winther-Olesen
Chief Financial Officer                          Investor Relations
Phone:  610-565-7080                             Phone: 212-825-3210


This Press Release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates", "believes", "estimates", "expects", "plans", "intends", "potential" and similar expressions. These statements reflect the Company's current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Such risk factors are discussed in the Company's Registration Statement on Form SB-2 (File No. 333-123498), as amended, as declared effective by the Securities and Exchange Commission on May 22, 2006, as well as in other periodic reports and filings with the Commission. There can be no assurance that such factors will not affect the accuracy of such forward-looking statements. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information set forth in this Press Release including such forward-looking statements. This press release does not constitute an offer to sell or the solicitation of an offer to buy; nor will there be any sale of securities of Synova Healthcare Group, Inc. in any state where such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of those states.






                          SYNOVA HEALTHCARE GROUP, INC.
   1400 N. PROVIDENCE ROAD/SUITE 6010/BUILDING 2 O MEDIA/PENNSYLVANIA O 19063
                       TEL: 610-565-7080/FAX: 610-565-7081